CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in Registration Statement Number 333-41161 (dated November 26, 1997, on Form S-8), Registration Statement Number 333-43271 (dated December 24, 1997, on Form S-8), Registration Statement Number 333-43273 (dated December 24, 1997, on Form S-8), and Registration Statement Number 333-62555 (dated August 31, 1998, on Form S-8) of our report dated January 19, 2001 on the consolidated financial statements of Medford Bancorp, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Medford Bancorp, Inc. for the year ended December 31, 2000.


/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 26, 2001